UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2024

CHURCHILL CAPITAL CORP IX

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42041	86-1885237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Fifth Avenue, 14th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 380-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-quarter of one redeemable warrant	CCIXU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCIX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CCIXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2024, the board of directors (the “Board”) of Churchill Capital Corp IX (the “Company”) appointed William Sherman as a director and as a member of the audit committee and the compensation committee of the Board, effective as of July 30, 2024.

William Sherman, age 60, served as the Executive Vice President and Chief Operating Officer of Nat Sherman Inc. (“Nat Sherman”), a third-generation, family-owned tobacco company from 1991 to January, 2017. During his time at Nat Sherman, Mr. Sherman played a pivotal role in the growth of the brand, establishing it as a leading luxury product in its category. His responsibilities spanned operations, manufacturing oversight, product development, and international sales management. As a leader in small manufacturing, Mr. Sherman was actively involved in numerous industry boards. He was a vocal advocate on regulatory and legislative issues, ensuring that the industry’s interests were well-represented. In 2017, Mr. Sherman successfully spearheaded the sale of Nat Sherman to Altria Group Inc., marking a significant milestone in Nat Sherman’s history. Following the sale, Mr. Sherman retired but remains actively engaged in various roles. He serves on the Statesmen Athletic Association board of Hobart and William Smith Colleges, his alma mater, and has dedicated himself to an array of investment and philanthropic efforts. Mr. Sherman received a Bachelor of Arts degree from Hobart and William Smith Colleges. Mr. Sherman is well-qualified to serve as a member of the Board due to his significant operational, financial and leadership experience.

No family relationships exist between Mr. Sherman and any other directors or executive officers of the Company. Mr. Sherman is not party to any arrangements with any other person pursuant to which he was nominated as a director. There are no transactions to which the Company is or was a participant and in which Mr. Sherman has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with his appointments, Mr. Sherman signed a joinder to that certain letter agreement dated as of May 1, 2024, by and among the Company, its officers, its directors and Churchill Sponsor IX LLC, pursuant to which, among other things, the signatories agreed to waive certain redemption rights and to vote any ordinary shares of Company they hold in favor of an initial business combination. Mr. Sherman also entered into a standard director indemnity agreement with the Company, a form of which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 22, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL CAPITAL CORP IX

	By:	/s/ Jay Taragin
	Name:	Jay Taragin
	Title:	Chief Financial Officer

Dated: July 30, 2024